Exhibit 3.38

THIRD AMENDMENT TO BYLAWS OF

ENERGYSOLUTIONS PERFORMANCE STRATEGIES, INC.

THIS THIRD AMENDMENT TO BYLAWS (the “Amendment”) of EnergySolutions Performance Strategies, Inc., a Georgia corporation, amends the Bylaws of the Company as currently in effect in the following way:

1.	The name of the Corporation shall be changed from EnergySolutions Performance Strategies Inc. to EnergySolutions Performance Strategies Inc.

The foregoing First Amendment to Bylaws was duly approved by the Board of Directors of the Company on December 16, 2010.

ENERGYSOLUTIONS PERFORMANCE STRATEGIES INC.

By:	/s/ Jeanna Baker
Jeanna Baker, Assistant Secretary

SECOND AMENDMENT TO BYLAWS OF

PARALLAX, INC.

THIS SECOND AMENDMENT TO BYLAWS (the “Amendment”) of Parallax, Inc., a Georgia corporation, amends the Bylaws of the Company as currently in effect in the following way:

1.	The name of the Corporation shall be changed from Parallax, Inc. to EnergySolutions Performance Strategies, Inc.

The foregoing Second Amendment to Bylaws was duly approved by the Board of Directors of the Company on July 30, 2010.

ENERGYSOLUTIONS PERFORMANCE STRATEGIES, INC.

By:	/s/ Heidi Nakaishi
Heidi Nakaishi, Assistant Secretary

FIRST AMENDMENT TO BYLAWS OF

PARALLAX, INC.

THIS FIRST AMENDMENT TO BYLAWS (the “Amendment”) of Parallax, Inc., a Georgia corporation (the “Company”), amends the Bylaws of the Company as currently in effect (the “Bylaws”), in the following way:

1. The last sentence of Section 4.1, General Provisions, of the Bylaws is hereby deleted in its entirety and restated as follows:

“Any two or more offices may be held by the same person.”

The foregoing First Amendment to Bylaws was duly approved by the Board of Directors of the Company on January 17, 2007.

PARALLAX, INC.

By:	/s/ Margie S. Lewis
Margie S. Lewis, Secretary

1

PARALLAX, INC.

BYLAWS

ARTICLE I

OFFICES

The Corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or without the State of Georgia as the Board of Directors may determine.

ARTICLE II

SHAREHOLDERS’ MEETINGS

2.1. Annual Meeting. A meeting of shareholders of the Corporation shall be held annually. The annual meeting shall be held at such time and place on such date as the directors shall determine from time to time and as shall be specified in the notice of the meeting.

2.2. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President or any holder or holders of at least 25 percent of the outstanding capital stock of the Corporation. Special meetings shall be held at such time and place and on such date as shall be specified in the notice of the meeting.

2.3. Place. Annual or special meetings of shareholders may be held within or without the State of Georgia.

2.4. Notice. Notice of annual or special shareholders meetings stating the place, day and hour of the meeting shall be given in writing not less than 10 nor more than 50 days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or consolidation, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof unless the shareholder shall provide written notice to the Corporation prior to the taking of any action by the shareholders at such meeting that his attendance is not to be deemed a waiver of the requirement that such notice be given or of the adequacy of any notice that may have been given to such shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the Articles of Incorporation, merger or consolidation of the Corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and further comply with all requirements of law.

2.5. Quorum. At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

2.6. Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and any further requirements of law pertaining to such consents have been complied with.

ARTICLE III

BOARD OF DIRECTORS

3.1. Management. Subject to these bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

3.2. Number of Directors. The shareholders shall fix by resolution the precise number of members of the Board of Directors; provided that the Board of Directors shall consist of not fewer than three members unless at any time all of the shares of the Corporation shall be held beneficially and of record by fewer than three shareholders, in which case the number of directors may be fewer than three but not fewer than the number of shareholders; and provided further, that if at least a majority of the outstanding shares of capital stock of the Corporation having the power to vote for the election of directors is owned of record by one shareholder, the shareholders may determine to have only one member of the Board of Directors. Directors shall be elected at each annual meeting of the shareholders and shall serve for a term of one year and until their successors are elected. A majority of said directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting.

3.3. Vacancies. The directors may fill the place of any director which may become vacant prior to the expiration of his term, by vote of a majority of the remaining directors, though less than a quorum, or by the sole remaining director, as the case may be. Any such director elected to fill a vacancy shall be elected for the unexpired term of the director whose place has become vacant.

3.4. Meetings. The directors shall meet annually, without notice, following the annual meeting of the shareholders. Special meetings of the directors may be called at any time by the President or by any director, on two days, written notice to each director, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

3.5. Action in Lieu of Meeting. Any action to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and any further requirements of law pertaining to such consents have been complied with.

3.6. Interested Directors and Officers. An interested director or officer is one who is a party to a contract or transaction with the Corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership, association or other entity which is a party to a contract or transaction with the Corporation. Contracts and transactions between the Corporation and one or more interested directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (i) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative vote of a majority of disinterested directors, even if the disinterested directors be less than a quorum, at a meeting of the Board or committee at which the material facts as to the interest of the interested person or persons and the contract or transaction are disclosed or known to the Board or committee prior to the vote; or (ii) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interest of the interested person or persons and the contract or transaction have been disclosed to them; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, committee, or shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction.

3.7. Authority to Execute Documents and Agreements. The President and any other officer or officers of the Corporation as may be designated in writing by the President or by resolution of the Board of Directors shall have authority, acting alone and without the necessity of further action by the Board of Directors or the shareholders, to enter into contracts and agreements of every nature on behalf of the Corporation, or on behalf of any general or limited partnership, joint venture or trust in which the Corporation is a general or limited partner, joint venturer, or trustee, and to cause the Corporation to be bound by the terms thereof. Such authority shall include, without limitation, the authority to enter into, on behalf of the Corporation or on behalf of the Corporation acting in its capacity as a general or limited partner, joint venturer, or trustee of any general or limited partnership, joint venture or trust of which the Corporation is a general or limited partner, joint venturer, or trustee: contracts for purchase or sale of real or personal property; options for purchase or sale of real or personal property; deeds, bills of sale or other instruments of conveyance; notes or other evidences of indebtedness; mortgages, security deeds, security agreements or other security instruments or security assignments; loan agreements; development agreements; general partnership agreements; limited partnership agreements; certificates of limited partnership; joint venture agreements; trust agreements; guaranty agreements; powers of attorney; certificates; and all other instruments, agreements, and documents incidental to any of the foregoing; and any amendments or supplements thereto or to any thereof; and to make on behalf of the Corporation any representations, warranties (including warranties of title), covenants and certificates contained in any of the foregoing. Any of such contracts, agreements and instruments executed on behalf of the Corporation or on behalf of the Corporation in its capacity as a general or limited partner, joint venturer, or trustee of any general or limited partnership, joint venture or trust in which the Corporation is a general or limited partner, joint venturer, or trustee, by the President or any other officer of the Corporation designated in writing by the President or by resolution of the Board of Directors shall constitute the act of and be binding on the Corporation in accordance with its terms, and execution of any thereof as aforesaid by any such officer shall be conclusive evidence of such authority, and may be relied upon by all persons dealing with the Corporation without the necessity of any further inquiry until actual receipt of written notice of the revocation of the authority of any such officer by the President or by resolution of the Board of Directors. The execution by any such officer of any such contract, agreement, instrument or document on behalf of the Corporation may be attested by the Secretary or any Assistant Secretary of the Corporation and the seal of the Corporation affixed thereto, but no such attestation or affixation of the seal of the Corporation shall be necessary to the effectiveness thereof. The Secretary and each Assistant Secretary of the Corporation shall be authorized to provide a certified copy of this provision and a certification of the names and specimen signatures of the person or persons authorized to act hereunder from time 2to time to all persons and entities transacting or proposing to transact business with the Corporation, and each such person and entity shall be entitled to rely on the continuing effectiveness of such authorization until receipt of a further certification by the Secretary or any Assistant Secretary as to such authority or of written notification signed by the President or a certified copy of a resolution adopted by the Board of Directors indicating that such authority has been modified or terminated.

ARTICLE IV

OFFICERS

4.1. General Provisions. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these bylaws. Each officer shall be elected or appointed for a term of office running until the meeting of the Board of Directors following the next annual meeting of the shareholders of the Corporation, or such other term as provided by resolution of the Board of Directors or the appointment to office. Each officer shall serve for the term of office for which he is elected or appointed and until his successor has been elected or appointed and has qualified or his earlier resignation, removal from office or death. Any two or more offices may be held by the same person, except the offices of President and Secretary.

4.2. President. The President shall be the chief executive officer of the Corporation and shall have general and active management of the operation of the Corporation. He shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation, and shall execute bonds, mortgages or other contracts in the name and on behalf of the Corporation.

4.3. Secretary. The Secretary shall keep minutes of all meetings of the shareholders and directors and have charge of the minute books, stock books and seal of the Corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

4.4. Treasurer. The Treasurer shall be charged with the management of the financial affairs of the Corporation, shall have the power to recommend action concerning the Corporation’s affairs to the President, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or Board of Directors.

4.5. Assistant Officers. Assistants to the Secretary and Treasurer may be appointed by the President or by the Board of Directors and shall have such duties as shall be delegated to them by the President or the Board of Directors.

4.6. Vice Presidents. The corporation may have one or more Vice Presidents, elected by the Board of Directors, who shall perform such duties as may be delegated by the President or the Board of Directors.

ARTICLE V

CAPITAL STOCK

5.1. Share Certificates. Share certificates shall be numbered in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the Corporation shall be affixed thereto. Share certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the shares, the number of shares, and the date of issue shall be entered on the stub of each certificate. Share certificates exchanged or returned shall be cancelled by the Secretary and placed in their original place in the stock book.

5.2. Transfer of Shares. Transfers of shares shall be made on the stock books of the Corporation by the holder in person or by power of attorney, on surrender of the old certificate for such shares, duly assigned.

5.3. Voting. The holders of the capital stock shall be entitled to one vote for each share of stock standing in their name.

ARTICLE VI

BANK ACCOUNTS

The President, the Treasurer and any Vice President or Assistant Treasurer, as may from time to time be designated by the President, shall have authority, without the necessity of further action by the Board of Directors or the shareholders, to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be selected by any such officer. Any of such officers or any agent of the Corporation designated in writing by any of such officers may withdraw any or all of the funds of the Corporation so deposited in any such bank or trust company, upon checks, drafts or other instruments or orders for the payment of money drawn against the account in the name of the Corporation, and made or signed by such officers or agents. Each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by any officer or agent so designated until written notice of the revocation of the authority of any such officer or agent by the President or by resolution of the Board of Directors shall have been received by such bank or trust company.

Unless the terms of any designation of officers or agents of the Corporation authorized to act under authority of this provision shall otherwise require, any action taken under authority of this provision (including, without limitation, execution of checks, drafts, or other orders for the payment of money) may be taken upon authorization by, and shall require execution by, only one of such officers or agents so designated. The Secretary shall provide a certified copy of this provision and a certification of the names and specimen signatures of the person or persons authorized to act hereunder from time to time to the banks or trust companies in which bank accounts of the Corporation are proposed to be established or in which funds Of the Corporation are deposited, and each such bank or trust company shall be entitled to rely on the continuing effectiveness of such authorization until receipt by such bank or trust company of a further certification by the Secretary as to such authority or of written notification signed by the President or Treasurer or a certified copy of a resolution adopted by the Board of Directors indicating that such authority has been modified or terminated.

ARTICLE VII

SEAL

The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or by his assistants on the share certificates and other appropriate papers.

ARTICLE VIII

AMENDMENT

These bylaws may be amended by majority vote of the Board of Directors of the Corporation or by majority vote of the shareholders, provided that the shareholders may provide by resolution that any bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted, or altered by the Board of Directors.